Exhibit 99.1

Contact:
Investor Relations:
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports First Quarter 2018 Financial Results
Total Revenue Grows 28% Year over Year, ARPS Grows 31% Year over Year
Substantive Acquisitions Set the Company up for Future Growth

SAN LUIS OBISPO, Calif., May 8, 2018 (GLOBE NEWSWIRE)—MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the fitness, wellness and beauty services industries, today announced financial results for the first quarter ended March 31, 2018.

“Q1 was a pivotal quarter for MINDBODY,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY. “With nearly 45 million consumer bookings on our mobile apps and a more than doubling of promoted offer sales year over year, our consumer marketplace strategy is in full swing. Now, with the acquisitions of FitMetrix, Booker and Frederick we are positioned for an acceleration of consumer adoption and strong growth for years to come.”

“Our pricing and refined subscriber growth strategy contributed to excellent unit economics and yet another quarter of improving profitability while we continue to invest in our business,” said Brett White, chief operating officer and chief financial officer.

First Quarter 2018 Financial Results

•	Total revenue for the first quarter of 2018 was $53.8 million, a 28% increase year over year.

•	Subscription and services revenue for the first quarter of 2018 was $32.7 million, a 31% increase year over year.

•	Payments revenue for the first quarter of 2018 was $20.2 million, a 21% increase year over year.

•
GAAP net loss for the first quarter of 2018 was $(1.7) million, or $(0.04) per share, compared to a GAAP net loss for the first quarter of 2017 of $(3.9) million, or $(0.10) per share. In the first quarter of 2018 the Company completed the acquisition of FitMetrix, Inc. In the transaction, the Company acquired the net deferred tax liabilities of FitMetrix. The acquired net deferred tax liabilities will provide a source of income for the Company to realize a portion of its deferred tax assets, for which a valuation allowance is no longer needed, resulting in an income tax benefit of $2.1 million for the first quarter of 2018.

•	Non-GAAP net income[1] for the first quarter of 2018 was $2.9 million, or $0.06 per share, compared to a non-GAAP net loss for the first quarter of 2017 of $(1.2) million, or $(0.03) per share.

•	Adjusted EBITDA[1] for the first quarter of 2018 was $4.6 million, compared to Adjusted EBITDA for the first quarter of 2017 of $1.1 million.

Recent Business Highlights

•
Released a new and improved version of the MINDBODY app. Combined class lists and easy-to-use filters make it easier for people to explore and book a wide variety of workouts offered at the time, place and price that best fit their lifestyles.

•
Completed the acquisition of Booker Software, Inc. on April 2, 2018. Booker is a leading cloud-based business management platform for salons and spas, and is the provider of Frederick, a fast-growing, automated marketing software for wellness businesses. The acquisition adds approximately 10,000 salons and spas to the MINDBODY marketplace.

•
Acquired FitMetrix on February 19, 2018, which provides performance tracking integrations with fitness studio equipment and wearables, enabling fitness businesses to deliver a more immersive experience to their clients.

First Quarter Key Metrics
We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions and assess working capital needs.

	As of and for the Quarter Ended March 31,
	2018	2017	YoY
Subscribers (end of period)[2]	57,909	59,919	(3)%
Average monthly revenue per subscriber	$302	$230	31%
Payments volume (in millions)	$2,245	$1,866	20%
Dollar-based net expansion rate (average for the quarter)[3]	106%	108%

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”
2 Starting the first quarter of 2018, we define subscribers as unique physical locations or individual practitioners who have active subscriptions to services on our platform, as of the end of the period, including subscriptions to FitMetrix services and, beginning in the second quarter of 2018, Booker services.
3 Starting the first quarter of 2018, we calculate our dollar-based net expansion rate using a quarterly average. We believe that this change in methodology for calculating our dollar-based net expansion rate mitigates some of the volatility that can occur when this key metric is calculated using only the last month in the period. Prior periods have been adjusted to conform with this new methodology.

Outlook
For the second quarter and full year 2018, MINDBODY expects to report:

•	Revenue for the second quarter of 2018 in the range of $59.5 million to $61.5 million, representing 35% to 39% growth over the second quarter of 2017.

•	Revenue for the full year of 2018 in the range of $246.0 million to $252.0 million, representing 35% to 38% growth over the full year of 2017.

•	Non-GAAP net loss for the second quarter of 2018 in the range of $(4.5) million to $(3.0) million and weighted average shares outstanding for the second quarter of approximately 47.6 million shares.

•	Non-GAAP net loss for the full year of 2018 in the range of $(10.0) million to $(6.0) million and weighted average shares outstanding for the full year of approximately 47.8 million shares.
The outlook has been updated to reflect the acquisitions of FitMetrix and Booker. Non-GAAP net loss excludes estimates for, among others, stock-based compensation expense and acquisition-related expenses, including transaction expenses. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP financial guidance measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss and are not able to present the various reconciling cash and non-cash items between GAAP net loss and non-GAAP net loss without unreasonable effort. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2018 will have a significant impact on MINDBODY’s future GAAP financial results.

Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 1051179

•	at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•
Audio replay: An audio replay will be available between 4:30 p.m. PT May 8, 2018 and 7:30 p.m. PT May 15, 2018 by calling (855) 859-2056 or (404) 537-3406 with Passcode 1051179 . The replay will also be available at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the fitness, wellness and beauty services industries. Local entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to wellness, visit mindbodyonline.com.

© 2018 MINDBODY, Inc. All rights reserved. MINDBODY, FitMetrix, Frederick, the Enso logo, the Booker logo and Connecting the World to Wellness are trademarks or registered trademarks of MINDBODY Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of second quarter and full year 2018 revenue, non-GAAP net loss and weighted average shares outstanding, and statements relating to our expectations for our recent acquisitions of FitMetrix and Booker (including its Frederick technology), our go-to-market strategy, the timing of the release of a new feature on MINDBODY web, our partnership with Instagram, and integration plans and investments in the combined business.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: continued market acceptance of our platform; engagement of our customers and consumers; our ability to continue to successfully introduce new products and enhance our existing products to meet the needs of our customers and consumers; the return on our strategic investments; our ability to successfully integrate Booker and FitMetrix; our ability to achieve expected synergies and efficiencies of operations between MINDBODY and Booker and FitMetrix; our ability to realize the market opportunities provided by our acquisitions of Booker and FitMetrix; our ability to successfully integrate and maintain Booker's and FitMetrix’s respective technology, products and personnel; our ability to timely develop and achieve an effective go-to-market strategy of our combined services; the impact on the business of Booker and FitMetrix as a result of the acquisitions, including any loss of Booker or FitMetrix customers or key employees; execution of our plans and strategies, including with respect to consumer development, pricing, dynamic pricing, mobile products and features and MINDBODY Promote; any failure of our security measures, including the risk that such measures may be insufficient to secure our customer and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our customers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in customer demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our customers and consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2018 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted EBITDA
We define Adjusted EBITDA as our net loss before (1) stock-based compensation expense, (2) depreciation and amortization, (3) acquisition-related expenses, including, transaction expenses, (4) income tax provision (benefit), and (5) other expense, net, which consisted of interest income (expense), net, and other income (expense), net. Prior period acquisition-related expenses were insignificant. Accordingly, prior periods have not been adjusted to reflect these expenses.

We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) Adjusted EBITDA excludes stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; (2) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (3) Adjusted EBITDA does not reflect the cash requirements for acquisition-related expenses or tax payments; and (4) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net income (loss) and non-GAAP net income (loss) per share
We define non-GAAP net income (loss) as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense, (2) amortization of acquired intangible assets, (3) acquisition-related expenses, including, transaction expenses, and (4) partial releases of valuation allowances due to acquisition. Non-GAAP net income per share is calculated as non-GAAP net income divided by the diluted weighted-average shares outstanding. Non-GAAP net loss per share, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. Prior period acquisition-related expenses were insignificant. Accordingly, prior periods have not been adjusted to reflect these expenses.
These non-GAAP financial measures have a number of limitations, including the following: (1) these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (2) other companies, including companies in our industry, may exclude different items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$217,708	$232,019
Accounts receivable	12,196	10,917
Deferred commissions, current portion	938	—
Prepaid expenses and other current assets	6,393	5,612
Total current assets	237,235	248,548
Property and equipment, net	33,185	32,871
Deferred commissions, non-current portion	2,668	—
Intangible assets, net	17,484	7,377
Goodwill	20,248	11,583
Other non-current assets	1,246	934
TOTAL ASSETS	$312,066	$301,313

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,376	$7,448
Accrued expenses and other liabilities	12,827	13,099
Deferred revenue, current portion	5,949	6,318
Other current liabilities	1,135	1,828
Total current liabilities	29,287	28,693
Deferred revenue, non-current portion	1,499	3,201
Deferred rent, non-current portion	2,096	1,966
Financing obligation on leases, non-current portion	14,789	14,932
Other non-current liabilities	607	585
Total liabilities	48,278	49,377
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 43,672,907 shares issued and outstanding as of March 31, 2018; 1,000,000,000 shares authorized, 43,041,405 shares issued and outstanding as of December 31, 2017	1	1
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 3,747,030 shares issued and outstanding as of March 31, 2018; 100,000,000 shares authorized, 3,901,966 shares issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	463,905	454,196
Accumulated other comprehensive loss	(116)	(108)
Accumulated deficit	(200,002)	(202,153)
Total stockholders' equity	263,788	251,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$312,066	$301,313

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue(1)	$53,823	$42,214
Cost of revenue(2)	15,421	12,019
Gross profit	38,402	30,195
Operating expenses:
Sales and marketing(2)	18,105	16,334
Research and development(2)	11,788	8,648
General and administrative(2)	12,663	8,686
Total operating expenses	42,556	33,668
Loss from operations	(4,154)	(3,473)
Interest income (expense), net	366	(214)
Other income (expense), net	39	(80)
Loss before provision for income taxes	(3,749)	(3,767)
Income tax provision (benefit)	(2,058)	142
Net loss	$(1,691)	$(3,909)
Net loss per share, basic and diluted	$(0.04)	$(0.10)
Weighted-average shares used to compute net loss per share, basic and diluted	47,106	40,757

(1) Total revenue by category is presented below:	Three Months Ended March 31,
	2018	2017
Revenue:
Subscription and services	$32,743	$24,953
Payments	20,229	16,750
Product and other	851	511
Total revenue	$53,823	$42,214

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended March 31,
	2018	2017
Cost of revenue	$424	$261
Sales and marketing	1,144	506
Research and development	1,312	527
General and administrative	1,936	1,203
Total stock-based compensation expense	$4,816	$2,497

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,691)	$(3,909)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	4,816	2,090
Depreciation and amortization	2,648	2,497
Partial release of valuation allowance due to acquisition	(2,133)	—
Other	30	(9)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(1,012)	(721)
Deferred commissions	(2,674)	—
Prepaid expenses and other assets	(1,036)	(364)
Accounts payable	1,089	294
Accrued expenses and other liabilities	(463)	327
Deferred revenue	321	652
Deferred rent	160	176
Net cash provided by operating activities	55	1,033
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,969)	(1,406)
Additions to internally developed software	(1,043)	—
Acquisition of business, net of cash acquired	(15,196)	(1,450)
Net cash used in investing activities	(18,208)	(2,856)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of equity awards	3,499	2,408
Proceeds from employee stock purchase plan	2,006	1,510
Payment related to shares withheld for taxes	(790)	—
Repayment on financing and capital lease obligations	(121)	(100)
Payment of financing obligation related to HealCode acquisition	(750)	—
Other	—	(33)
Net cash provided by financing activities	3,844	3,785
Effect of exchange rate changes on cash and cash equivalents	(2)	115
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,311)	2,077
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	232,019	85,864
CASH AND CASH EQUIVALENTS, END OF PERIOD	$217,708	$87,941

Reconciliation of Adjusted EBITDA:
	Three Months Ended March 31,
	2018	2017

	(in thousands)
Net loss	$(1,691)	$(3,909)
Stock-based compensation expense	4,816	2,497
Depreciation and amortization	2,648	2,090
Acquisition-related expenses	1,311	—
Income tax provision (benefit)	(2,058)	142
Other (income) expense, net	(405)	294
Adjusted EBITDA	$4,621	$1,114

Reconciliation of non-GAAP net income (loss):
	Three Months Ended March 31,
	2018	2017

	(in thousands)
GAAP net loss attributable to common stockholders	$(1,691)	$(3,909)
Stock-based compensation expense	4,816	2,497
Amortization of acquired intangible assets	547	174
Acquisition-related expenses	1,311	—
Partial release of valuation allowance due to acquisition	(2,133)	—
Non-GAAP net income (loss)	$2,850	$(1,238)

Reconciliation of non-GAAP net income (loss) per share:
	Three Months Ended March 31,
	2018	2017
GAAP net loss per share, basic and diluted:	$(0.04)	$(0.10)
Non-GAAP adjustments to net loss per share	0.10	0.07
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	—
Non-GAAP net income (loss) per share	$0.06	$(0.03)

Reconciliation of non-GAAP diluted weighted-average shares:
	Three Months Ended March 31,
	2018	2017

	(in thousands)
GAAP weighted-average shares used to compute net loss per share, basic and diluted	47,106	40,757
Potentially dilutive shares	2,454	—
Non-GAAP diluted weighted-average shares used to compute non-GAAP net income (loss) per share	49,560	40,757